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                                                                      Exhibit 99


                            NATIONAL COOPERATIVE BANK
                     RESTATEMENT OF 2001 QUARTERLY EARNINGS

As a result of its internal year-end financial review, National Cooperative Bank
(NCB) determined that certain expenses which were initially recognized in the fourth quarter of 2001 should have been recognized during earlier quarters in 2001. As a result, NCB has determined that it should restate the earnings for the affected quarters. Therefore, earnings for the nine months ended September 30, 2001 will be restated from $9,706,539 to $8,751,194 and earnings for each of the affected quarters will be restated as follows:

                            National Cooperative Bank
                      Schedule of 2001 Quarterly Net Income

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               Period                        As Originally Stated                    As Restated
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
Three Months Ended                                $3,422,336                         $3,301,098
March 31, 2001
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Three Months Ended                                $3,693,722                         $3,492,233
June 30, 2001
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Six Months Ended                                  $7,116,058                         $6,793,331
June 30, 2001
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Three Months Ended                                $2,590,481                         $1,957,863
September 30, 2001
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Nine Months Ended                                 $9,706,539                          $8,751,194
September 30, 2001
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

For the year 2001, NCB's net income was $12.5 million which is in line with the earnings outlook developed in the third quarter of the year and consistent with the $12.4 million initially reported to its Board of Directors in January 2002.

Two accounting processes which are unrelated to one another were the primary cause of the restatements. The first relates to the amortization of "interest-only receivables" (IOs) which are residual assets created by NCB as a result of its asset securitization process. During 2001, two of the collateral pools which support two different IOs experienced accelerated amortization. In structuring the sale of the collateral, NCB assumed that the collateral would prepay at its earliest opportunity and valued the IO accordingly at the time of the sales in 1995 and 1996. During the first quarter of 2001, the collateral in the pools did begin to amortize as originally modeled. NCB began receiving prepayment penalties fees on the loans and recognized the fees over the course of the year. However, NCB did not accelerate the amortization of the related IOs to occur concurrently with its receipt of the prepayment fees.

The second adjustment relates to the treatment of deferred fees and deferred costs as required by SFAS 91. Under this accounting pronouncement, NCB is required to defer origination fees and related origination costs and amortize them over the life of a loan. During its year-end review, NCB determined that origination costs related to loans which it originated for sale had been deferred as required but had not been recognized as required at the time of the sale. In addition, it was determined that the origination costs related to certain loans originated to be held in portfolio had been deferred but the amortization process was not begun. As a result, NCB had to true-up the amortization of the deferred costs because of these two errors.